Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 125 to the Registration Statement of Artisan Partners Funds, Inc. on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray Ropes & Gray LLP

Washington, DC
February 20, 2020